                                                                      EXHIBIT 25



                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)____


                            _____________________

                      THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

    A NATIONAL BANKING ASSOCIATION                             36-0899825
                                                               (I.R.S. EMPLOYER
                                                          IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                   60670-0126
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)

                      THE FIRST NATIONAL BANK OF CHICAGO
                     ONE FIRST NATIONAL PLAZA, SUITE 0286
                        CHICAGO, ILLINOIS   60670-0286
           ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
          (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                            _____________________


                           THE TJX COMPANIES, INC.
             (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

          DELAWARE                                             04-2207613
   (STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NUMBER)


          770 COCHITUATE ROAD
          FRAMINGHAM, MA                                       01701
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)


                               DEBT SECURITIES
                       (TITLE OF INDENTURE SECURITIES)

ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING
          INFORMATION AS TO THE TRUSTEE:

          (a)  NAME AND ADDRESS OF EACH EXAMINING OR
          SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of Currency, Washington, D.C.,
          Federal Deposit Insurance Corporation,
          Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (b)  WHETHER IT IS AUTHORIZED TO EXERCISE
          CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
          IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
          SUCH AFFILIATION.

          No such affiliation exists with the trustee.


ITEM 16.  LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
          PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not Applicable.

          6.   The consent of the trustee required by
               Section 321(b) of the Act.



                                      2

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       7.   A copy of the latest report of condition of the
            trustee published pursuant to law or the requirements of its supervising or examining authority.

       8.   Not Applicable.

       9.   Not Applicable.


Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 6th day of June,1995.


            THE FIRST NATIONAL BANK OF CHICAGO,
            TRUSTEE,


                 /S/ R. D. MANELLA
            BY
                 R. D. MANELLA
                 VICE PRESIDENT AND SENIOR COUNSEL

* EXHIBIT 1,2,3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 12 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 26 TO THE REGISTRATION STATEMENT ON FORM S-3 OF THE CIT GROUP HOLDINGS, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 16, 1993 (REGISTRATION NO. 33-58418).



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                                  EXHIBIT 6
                                  ---------


                     THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                                         June 6, 1995




Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between The TJX Companies, Inc. and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                Very truly yours,

                                THE FIRST NATIONAL BANK OF CHICAGO

                                               /S/ R. D. MANELLA
                                           BY:
                                              R. D. MANELLA
                                              VICE PRESIDENT AND SENIOR COUNSEL




                                      4
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                                   EXHIBIT 7
                                   ---------

Legal Title of Bank:       The First National Bank of Chicago   Call Date: 3/31/95  ST-BK: 17-1630 FFIEC 031
Address:           One First National Plaza, Suite 0460                                  Page RC-1
City, State  Zip:          Chicago, IL  60670-0460
FDIC Certificate No.: 0/3/6/1/8
                      ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1995

All schedules are to be reported in thousands of dollars.  Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET
                                                                                                               C400
                                                                             DOLLAR AMOUNTS IN            ------------
               <-                                                               THOUSANDS      RCFD       BIL MIL THOU
             ------                                                          ----------------- ----       ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):
    a. Noninterest-bearing balances and currency and coin(1) . . . . . .            0081    2,948,128         1.a.
    b. Interest-bearing balances(2). . . . . . . . . . . . . . . . . . .            0071    8,482,108         1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A) . . . .            1754      167,911         2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D). . .            1773      540,011         2.b.
3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal Funds sold. . . . . . . . . . . . . . . . . . . . . . . .            0276    2,508,883         3.a.
    b. Securities purchased under agreements to resell . . . . . . . . .            0277    1,422,695         3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    RCFD    2122   16,238,310         4.a.
    b. LESS: Allowance for loan and lease losses . . . . . . . . . . . .    RCFD    3123      358,207         4.b.
            c. LESS: Allocated transfer risk reserve . . . . . . . . . .    RCFD    3128            0         4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c). . . . . . . . . . . . . . .            2125   15,880,103         4.d.
5.  Assets held in trading accounts. . . . . . . . . . . . . . . . . . .            3545   13,257,798         5.
6.  Premises and fixed assets (including capitalized leases) . . . . . .            2145      516,827         6.
7.  Other real estate owned (from Schedule RC-M) . . . . . . . . . . . .            2150       13,166         7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M) . . . . . . . . . . . . . . . . . . .            2130       10,363         8.
9.  Customers' liability to this bank on acceptances outstanding . . . .            2155      463,961         9.
10. Intangible assets (from Schedule RC-M) . . . . . . . . . . . . . . .            2143      119,715        10.
11. Other assets (from Schedule RC-F). . . . . . . . . . . . . . . . . .            2160    1,346,941        11.
12. Total assets (sum of items 1 through 11) . . . . . . . . . . . . . .            2170   47,678,610        12.

____________

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.

                                                                 5
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
Legal Title of Bank:       The First National Bank of Chicago    Call Date: 3/31/95 ST-BK:  17-1630 FFIEC 031
Address:                   One First National Plaza, Suite 0460                                 Page RC-2
City, State  Zip:               Chicago, IL  60670-0460
FDIC Certificate No.:      0/3/6/1/8
                           ---------

SCHEDULE RC-CONTINUED
                                                                     DOLLAR AMOUNTS IN
                                                                         Thousands                    BIL MIL THOU
                                                                     -----------------                ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1) . . . . . . . . . . . . . . . .      RCON 2200       14,675,401      13.a.
       (1) Noninterest-bearing(1). . . . . . . . . . . . . . . . .      RCON 6631        5,498,690      13.a.(1)
       (2) Interest-bearing. . . . . . . . . . . . . . . . . . . .      RCON 6636        9,176,711      13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II). . . . . . . . . . . . .      RCFN 2200       11,809,645      13.b.
       (1) Noninterest bearing . . . . . . . . . . . . . . . . . .      RCFN 6631          304,669      13.b.(1)
       (2) Interest-bearing. . . . . . . . . . . . . . . . . . . .      RCFN 6636       11,504,976      13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
    its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal funds purchased . . . . . . . . . . . . . . . . . .      RCFD 0278        2,072,830      14.a.
    b. Securities sold under agreements to repurchase. . . . . . .      RCFD 0279        1,484,164      14.b.
15. a. Demand notes issued to the U.S. Treasury. . . . . . . . . .      RCON 2840          103,138      15.a.
    b. Trading Liabilities . . . . . . . . . . . . . . . . . . . .      RCFD 3548        9,101,186      15.b.
16. Other borrowed money:
    a. With original maturity of one year or less. . . . . . . . .      RCFD 2332        2,307,860      16.a.
    b. With original maturity of more than one year. . . . . . . .      RCFD 2333          506,476      16.b.
17. Mortgage indebtedness and obligations under capitalized
            leases . . . . . . . . . . . . . . . . . . . . . . . .      RCFD 2910          278,108      17.
18. Bank's liability on acceptance executed and outstanding. . . .      RCFD 2920          463,961      18.
19. Subordinated notes and debentures. . . . . . . . . . . . . . .      RCFD 3200        1,225,000      19.
20. Other liabilities (from Schedule RC-G) . . . . . . . . . . . .      RCFD 2930          699,375      20.
21. Total liabilities (sum of items 13 through 20) . . . . . . . .      RCFD 2948       44,727,144      21.
22. Limited-Life preferred stock and related surplus . . . . . . .      RCFD 3282                0      22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus. . . . . . . . .      RCFD 3838                0      23.
24. Common stock . . . . . . . . . . . . . . . . . . . . . . . . .      RCFD 3230
200,858     24.
25. Surplus (exclude all surplus related to preferred stock) . . .      RCFD 3839        2,304,657      25.
26. a. Undivided profits and capital reserves. . . . . . . . . . .      RCFD 3632          447,916      26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities. . . . . . . . . . . . . . . . . . . . . . . . .      RCFD 8434           [2,165)     26.b.
27. Cumulative foreign currency translation adjustments. . . . . .      RCFD 3284              200      27.
28. Total equity capital (sum of items 23 through 27). . . . . . .      RCFD 3210        2,951,466      28.
29. Total liabilities, limited-life preferred stock, and equity
            capital (sum of items 21, 22, and 28). . . . . . . . .      RCFD 3300        47,678,610     29.

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best describes the most
    comprehensive level of auditing work performed for the bank by independent external                              Number

                                                                                    -------
     auditors as of any date during 1993  . . . . . . . . . . . . . . . . . . . .    RFCD               M.1.
                                                                                    -------
1 =  Independent audit of the bank conducted in accordance                          4. =  Directors' examination of the bank
performed by other with generally accepted auditing standards by a certified              external auditors (may be required by
state chartering public accounting firm which submits a report on the bank authority)

2 =  Independent audit of the bank's parent holding company

5 =  Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing auditors
     standards by a certified public accounting firm which                          6 =  Compilation of the bank's financial
     statements by external submits a report on the consolidated holding company         auditors
     (but not on the bank separately)                                               7 =  Other audit procedures (excluding
                                                                                         tax preparation work)

3 =  Directors' examination of the bank conducted in                                8 =  No external audit work
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required by
     state chartering authority)

___________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.








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